UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

May 3, 2011

Viasystems Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15755 (Commission File Number)	75-2668620 (IRS Employer Identification Number)

101 South Hanley Road, Suite 1800, St. Louis, MO		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:   Submission of Matters to a Vote of Security Holders.

On May 3, 2011, Viasystems Group, Inc. (the “Company”) held its regular annual meeting of stockholders.  The stockholders approved each of the four proposals detailed in the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities Exchange Commission on March 7, 2011:

Proposal 1:  Election of twelve directors to serve until the next annual meeting of stockholders.

	SHARES VOTED FOR	SHARES WITHHELD	BROKER NON-VOTES
Michael D. Burger	18,532,136	352,158	361,081
Timothy L. Conlon	18,440,811	443,483	361,081
Robert F. Cummings, Jr.	18,803,415	80,879	361,081
Kirby A. Dyess	18,804,956	79,338	361,081
Peter Frank	18,438,216	446,078	361,081
Jack D. Furst	17,038,553	1,845,741	361,081
Edward Herring	18,534,011	350,283	361,081
William C. McCormick	18,812,556	71,738	361,081
Richard A. McGinn	16,939,748	1,944,546	361,081
John K. Pruellage	18,813,748	70,546	361,081
David M. Sindelar	18,496,125	388,169	361,081
Christopher J. Steffen	18,805,162	79,132	361,081

Proposal 2:  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.

SHARES VOTED FOR	SHARES VOTED AGAINST	SHARES ABSTAINING
19,237,706	1,820	5,849

Proposal 3:  Approval of the compensation paid to the Company’s named executive officers (advisory vote).

SHARES VOTED FOR	SHARES VOTED AGAINST	SHARES ABSTAINING	BROKER NON-VOTES
18,047,381	355,757	481,156	361,081

Proposal 4:  Recommendation, by non-binding vote, the frequency of executive compensation votes.

SHARES VOTED 1 YEAR	SHARES VOTED 2 YEARS	SHARES VOTED 3 YEARS	SHARES ABSTAINING	BROKER NON-VOTES
1,891,171	50,182	16,376,556	566,385	361,081

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 6, 2011

VIASYSTEMS GROUP, INC.

By:     /s/ Christopher R. Isaak
    Christopher R. Isaak
   Vice President, Corporate Controller
    and Chief Accounting Officer